UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2021

FIRST CHOICE BANCORP

(Exact Name of Registrant as Specified in Charter)

California	001-38476	82-2711227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17785 Center Court Drive, N Suite 750 Cerritos, California	90703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (562) 345-9092

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	FCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 19, 2021, First Choice Bancorp (the “Company”) held its previously announced Special Meeting of Shareholders (the “Special Meeting”). Present at the Special Meeting in person or by proxy were holders of 7,452,484 shares of common stock of the Company, representing 63.0% of the voting power of the shares of common stock of the Company as of the close of business on May 28, 2021, the record date for the Special Meeting, and constituting a quorum for the transaction of business. All matters voted upon at the Special Meeting were approved with the required votes. The matters that were voted upon at the Special Meeting, and the number of votes cast for and against, as well as the number of abstentions, as to each such matter are set forth below. There were no broker non-votes.

1.	Approval of the merger agreement and the transactions contemplated thereby (the “Merger Proposal”).

For	Against	Abstain
7,277,484	172,473	2,527

2.	Approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Merger Proposal.

For	Against	Abstain
6,888,307	552,049	12,128

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHOICE BANCORP

Dated: July 19, 2021	By:	/s/ Robert M. Franko
	Name:	Robert M. Franko
	Title:	President & Chief Executive Officer